FINAL AMENDMENT TO SHARE PURCHASE AGREEMENT

This Final Amendment to Share Purchase Agreement (this "Agreement") is made this 17th day of February, 1999 by and between:

1. UNITED PAN-EUROPE COMMUNICATIONS N.V., having its statutory seat at Amsterdam, The Netherlands, for the purposes hereof represented by Mr.
          J. Timothy Bryan and Mr. Anton H.E. van Voskuijlen, Managing Directors, hereinafter referred to as ("UPCNV");

2. BELMARKEN HOLDING B.V., having its statutory seat at Amsterdam, The Netherlands, for the purposes hereof represented by Mr. J. Timothy Bryan and Mr. Anton H.E. van Voskuijlen, Managing Directors of UPCNV, hereinafter referred to as ("Belmarken");

3. UPC INTERMEDIATES B.V., having its statutory seat at Amsterdam, The Netherlands, for the purposes hereof represented by Mr. J. Timothy Bryan and Mr. Anton H.E. van Voskuijlen, Managing Directors of UPCNV, hereinafter referred to as ("UPC Intermediates");

4. N.V. NUON ENERGIE-ONDERNEMING VOOR GELDERLAND, FRIESLAND EN FLEVOLAND, having its statutory seat at Arnhem, The Netherlands, for the purposes hereof represented by Mr. Tobias Swelheim, its Chief Executive Officer, hereinafter referred to as ("Nuon");

5. N.V. KRATON, having its statutory seat at Arnhem, The Netherlands, for the purposes hereof represented by Mr. Tobias Swelheim, its Chief Executive Officer, hereinafter referred to as ("Kraton");

6. UNITED TELEKABEL HOLDING N.V., having its statutory seat at Amsterdam, The Netherlands, for the purposes hereof represented by Mr. Henk Koning, its Chief Operational Officer and Mr. H. C. Blankers, its Chief Financial Officer, hereinafter referred to as ("UTH");


UPCNV, Belmarken, UPC Intermediates, Nuon, Kraton and UTH are hereinafter collectively referred to collectively as "Parties" and individually as a "Party".


WHEREAS:
-------

a. On January 19, 1999, the Parties entered into a Share Purchase Agreement (the "SPA") pursuant to which Nuon has agreed to sell and UPCNV's designated Affiliated Entity has agreed to purchase all of the shares held by Kraton in the capital of UTH and the Subordinated Loan.

b.        Pursuant  to  sub-clause  12.4  of  the  SPA,  UPC   Intermediates  is
          designated Affiliated Entity unless and until UPCNV designates another Affiliated Entity in accordance with Section 12.4.

c. The Parties have amended the SPA by letter agreements dated January 19, 1999 and January 25, 1999. For the purpose of this Agreement, the SPA of January 19, 1999, and the letter agreements of January 19, 1999 and January 25, 1999 are collectively be referred to as the "SPA".

d. The Parties now, with this Agreement, want to complete the SPA and want to make final amendments to the SPA.

IT IS HEREBY AGREED AS FOLLOWS:
-------------------------------

Clause 1 - Interpretation
-------------------------

In this Agreement any term with capital letters shall have the meaning given to such term in sub-clause 1.1 of the SPA, except for the following:

          "Agreement" means this Final Amendment to Share Purchase Agreement;

          "Completion Date" means the earlier of (i) the settlement date for the sale of ordinary shares in connection with the Listing, and (ii) the settlement date for the sale of American Depositary Shares ("ADSs") in connection with the U.S. Securities and Exchange Commission's declaration of effectiveness of UPCNV's registration statement therefor.

Clause 2 - Replacement Payment and Payment of the Purchase Price
----------------------------------------------------------------

Notwithstanding any other provision of the SPA, payment of the Initial Payment in Cash shall be made only upon the later of (i) the settlement date for the sale of ordinary shares in connection with the Listing, and (ii) the settlement date for the sale of ADSs. Such payment shall be made by wire transfer pursuant to written wire transfer instructions to be delivered to UPC. UPC may pay the entire Purchase Price in cash at the time the Initial Payment in Cash is paid, in which case, (i) no additional payment of any kind in respect of the Purchase Price shall be due or payable under the SPA and (ii) clauses 3.1, 3.2, 3.4, 4(v) and 4(vii) of this Agreement shall come into force. Otherwise only clauses 1, 2, 3.3, 3.5, 4(i), 4(ii), 4(iii), 4(iv), 4(vi), 4(viii) and 5 of this Agreement shall be effective.

Clause 3 - Completion and Completion Date
-----------------------------------------

3.1 Each of UPC, UPCNV, Belmarken, and UPC Intermediates, as applicable, is released from its obligations under sub-clauses 7.1 (A), 7.1(D) and 7.1(E) of the SPA.

3.2 The Parties agree that upon delivery of a certificate of an authorized officer of Nuon stating that Nuon has complied with its obligations under Section 2.5 of the Works Council Act, the Completion Condition set forth in sub clause 7.1(B) of the SPA will be deleted.

3.3 Nuon has received written confirmation, to its satisfaction, that there are no outstanding issues that would prevent the banks that are currently arranging alternative loans to UTH and of N.V. Telekabel Beheer ("Beheer") from providing these alternative loans and the subsequent repayment to Nuon of the Telekabel Loan. Therefore, the Completion Condition set forth in sub-clause 7.1(C) of the SPA has been satisfied. Beheer will continue to use its best efforts to repay the Telekabel Loan.

3.4 Completion shall take place on the Completion Date in accordance with Clause 8 of the SPA and with Schedule A to this Agreement, which replaces Schedule F to the SPA.

Clause 4 - Further Conclusions of the Parties.
----------------------------------------------

The Parties have further agreed as follows:

(i) pursuant to sub-clause 12.4 of the SPA, UPCNV designates Belmarken as the transferee of the Nuon Shares hereunder;

(ii) there are no variations in the amount of the Subordinated Loan and the number of Nuon Shares held by Nuon at the date of the SPA, compared with the amount or the number to be held by Nuon at the Completion Date;

(iii) the total consideration payable to Nuon as the Purchase Price is NLG 551,257,495;

(iv)      the balance of the payments to and by Nuon,  according  to  sub-clause
          1.1 (d) and 1.3 of Schedule F to the SPA shall be an amount of NLG 1,975,088 to be paid by UTH to Nuon by way of adding this amount to the outstanding amount of the Telekabel Loan as of the Completion Date;

(v)       UPCNV, Belmarken and UPC Intermediates,  as applicable, shall be fully
          released  from  their  respective   obligations  under  Clause  6  and
          sub-clause 10.7 of the SPA;

(vi) Schedule H to the SPA will not be applicable as of the Completion Date and UPCNV;

(vii) not being obligated in any way to do so, UPC has offered to Mr. Ferdie Hetterschijt, in his capacity as a member of the board of management ("Hoofddirectie") of Nuon, to be nominated as a member of the supervisory board of UTH. UPC and Mr. Hetterschijt will further discuss this offer, and any related conditions, after Completion;

Clause 5 - Miscellaneous
------------------------

UPCNV, Belmarken, UPC Intermediates, Nuon, Kraton and UTH agree that the representations and warranties set forth in sub-clauses 3.1, 3.2, and 3.3 of
Schedule VI A to the Acquisition Agreement and Article 18 of the Shareholders Agreement, shall survive the termination of those agreements, respectively, and that the waiver and release set forth in Clause 10 of the SPA shall not restrict or otherwise affect any claims or rights arising under or pursuant to such sub-clauses 3.1, 3.2 or 3.3 or Article 18 of the Shareholders Agreement. Any claims with respect to these sub-clauses shall continue to be governed by the Acquisition Agreement including, but not limited to, the thresholds of article
5.5 of the Acquisition Agreement and the notice of claims and procedure set forth in article 5.6 of the Acquisition Agreement. Clauses 14 through 23 of the SPA will, mutatis mutandi, equally apply to this Agreement.

Clause 6  - Further Assurances
------------------------------

6.1       On April 2, 1998  Nuon,  UPCNV and UTH  entered  into the  Acquisition
          Agreement to such effect that - inter alia- Nuon was obliged to contribute its entire Netherlands broadband cable television and telecommunication business (the "Business") to UTH, including any infrastructure related thereto.

6.2 If and insofar Nuon has at any time, prior to, at the time of or in connection with the contribution of the Business to UTH, granted personal rights to UTH or the subsidiaries contributed to UTH ("Personal Rights") to make use of properties of Nuon in connection with the building or maintenance of cable network head ends or any other infrastructure in relation to the Business by UTH, Nuon hereby unconditionally and irrevocably undertakes to at the first request of UTH vest to the benefit of UTH limited rights in rem (beperkte zakelijke rechten) mutatis mutandis to the same extent as the Personal Rights, for nil Consideration. The costs of the vesting of such limited rights will be for the account of UTH.

6.3 If and insofar it may occur that any legal acts to be performed by Nuon are necessary or useful in order to complete, rectify, ratify, carry out or enforce (I) agreements with respect to the Business binding upon UTH on the one hand and third parties on the other hand or (ii) agreements with respect to the Business binding upon UTH on the one hand and Nuon on the other hand, Nuon hereby unconditionally and irrevocably undertakes to at the first request of UTH perform such legal acts for nil consideration.

6.4 If and insofar it may occur that the agreements mentioned under 2 (i) and 2(ii) or deeds in connection to such agreements do not have the legal effect contemplated by such agreements or deeds, Nuon hereby unconditionally and irrevocably undertakes to at the first request of UTH perform any legal act for nil consideration as may be necessary or useful to establish the contemplated legal effect.

6.5 Nuon or UTH means Nuon or UTH and/or any or all of the subsidiaries of Nuon or UTH. The agreements referred to in this Clause 6 are agreements entered into prior to, at the time of or in connection with the contribution of the Business to UTH and Nuon's obligations pursuant to this Clause 6 therefore only pertain to these agreements.

Thus agreed and signed in 6 original copies on February 17, 1999.

1.       UNITED PAN-EUROPE COMMUNICATIONS N.V.



     /s/ J. Timothy Bryan                        /s/ Anton H.E. van Voskuijlen
----------------------------------          ------------------------------------
By:      J. Timothy Bryan                   By:      Anton H.E. van Voskuijlen
Its:     Managing Director                  Its:     Managing Director


2.       BELMARKEN HOLDING B.V.



    /s/ J. Timothy Bryan                        /s/ Anton H.E. van Voskuijlen
----------------------------------          ------------------------------------
By:      J. Timothy Bryan                   By:      Anton H.E. van Voskuijlen
Its:     Managing Director                  Its:     Managing Director


3.       UPC INTERMEDIATES B.V.



    /s/ J. Timothy Bryan                         /s/ Anton H.E. van Voskuijlen
----------------------------------          ------------------------------------
By:      J. Timothy Bryan                   By:      Anton H.E. van Voskuijlen
Its:     Managing Director                  Its:     Managing Director


4.       N.V. NUON ENERGIE-ONDERNEMING VOOR GELDERLAND, FRIESLAND EN FLEVOLAND



    /s/ J. M.W.D. Hagenaars
----------------------------------
By:      Mr. M.W.D. Hagenaars
Its:     Chief Executive Officer


5.       N.V. KRATON


    /s/ J. M.W.D. Hagenaars
----------------------------------
By:      Mr. M.W.D. Hagenaars
Its:     Chief Executive Officer

6.       UNITED TELEKABEL HOLDING N.V.


/s/ J. O.T. Zuidema
----------------------------------
By:      Mr. O.T. Zuidema
Its:     Attorney-in-fact

                                   SCHEDULE A
                                   ----------

                             Completion Arrangements


                This Schedule shall replace Schedule F to the SPA


At Completion:

1.1       Nuon shall:
          (a) deliver to UPC resignation letters of both the CEO and the CFO of the board of management of UTH, effective as of the Completion Date;

          (b) deliver to UPC resignation letters of both members of the supervisory board of UTH, nominated by Nuon, being Mr. Swelheim and Mr. Van der Horst, effective as of the Completion Date;

          (c) pay the balance of (i) the compensation and all remaining payments owed to UTH in relation to telecom services provided to it as of 1 January 1998 until Completion Date, minus (ii) the compensation owed by UTH to Nuon in relation to management services provided by Nuon pursuant to the Management Services Agreement as of 1 January 1998 until Completion Date, which balance payment by Nuon is agreed between the Parties to be NLG1,975,088 and shall be paid by Nuon to UTH by way of deducting this amount from the outstanding amount of the TeleKabel Loan as per Completion Date.

1.2 UPC shall pay the total of the Purchase Price against receipt of payment confirmation by Nuon as provided in clause 2 of this Agreement.

1.3 The transfer of the Nuon Shares shall be effected by means of a notarial deed of transfer, to be executed by Mr. Gerbrand W. Chr. Visser, civil law notary in Amsterdam, or shareholders' register.